UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2

to

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2010

              (f/k/a eCom eCom.com, Inc.

(Exact name of Registrant as specified in its charter)

            Florida                            000-23617                         65-0538051
(State or other jurisdiction         (Commission                          (IRS Employer
of incorporation)                         File No.)                         Identification No.)

1150 S US Highway 1 Suite 302
Jupiter, FL 33477-7236
561-249-1354

(Address and Telephone Number of Principal Executive Offices)

n/a

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrant's Certifying Accountant.

Previous independent registered public accounting firm

On October 6, 2010, Green Energy, Inc. (the "Company", "GEG") was notified by D. Brooks and Associates CPA's, P.A. ("Brooks") of their resignation as the Company's independent registered public accounting firm.  On October 6, 2010 the Company's Board of Directors approved the resignation of Brooks.  On November 9, 2011 Alan R. Swift, CPA, P.A. ("Swift") was appointed to serve as the Company's independent registered public accounting firm by the Company's audit committee.  The Company did not sign an engagement letter with Swift.  On December 12, 2011 K. Brian Pybus, CPA, P.A.("Pybus") was appointed to serve as the Company's independent registered public accounting firm by the Company's audit committee.  The Company signed an engagement letter with Pybus on December 12, 2011.

On August 5, 2010, the audit committee of the Company's Board of Directors authorized the appointment of the firm D. Brooks and Associates CPA's, P.A. ("Brooks") to serve as the Registrant's independent registered public accounting firm to audit the Registrant's consolidated financial statements for the Registrant's fiscal years ended May 31, 2008, 2009 and 2010 and to issue a report on the Registrant's financial statements for such years. The decision to engage Brooks was approved by the Registrant's Board of Directors on August 5, 2010.

Brooks' report on the Company's financial statements for either of the past two years, fiscal years ended May 31, 2010 and May 31, 2009, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles as defined in Item 304(a)(l)(ii).

During the Company's two most recent fiscal years and the subsequent interim period preceding October 6, 2010, there were (i) no disagreements with Brooks on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Brooks, would have caused it to make reference to the subject matter of the disagreements in its reports on the financial statements of the Company; and (ii) no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K and Item 304(a)(1)(v), respectively.

The Company provided Brooks with a copy of this Form 8-K Amendment No. 2 prior to its filing with the U.S. Securities and Exchange Commission ("SEC")  and requested Brooks to furnish to the Company a letter addressed to the SEC stating that it agrees with the statements made above. A copy of the letter from Brooks is attached in Exhibit 16.1.

New independent registered public accounting firm

On December 12, 2011, the audit committee of the Company's Board of Directors authorized the appointment of the firm K. Brian Pybus, CPA,  P.A.  ("Pybus") to serve as the Registrant's independent registered public accounting firm for the fiscal year ending May 31, 2011.

During the Company's two most recent fiscal years and the subsequent interim period preceding its engagement, neither the Company nor anyone on its behalf consulted Pybus regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and no written report or oral advice was provided to the Company that Pybus concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Item 304(a)(1)(iv) of Regulation S-K and Item 304(a)(1)(v), respectively.

Item 9.01   Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from D. Brooks and Associates CPA's P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2011

Green Energy Group, Inc. f/k/a eCom eCom.com, Inc.

By:	/s/ Richard C. Turner
Treasurer and Chief Financial Officer